# 合作协议

## Agreement

本协议由以下双方于 2011 年 5 月　　日签署。

The agreement is signed by the follow parties on May,24,2011.

Party A: S.W.T.

乙方：科致国际有限公司

Party B: Coates International, Ltd

鉴于：

1、甲乙双方已于 2010 年 12 月 4 日签署《意向书》（见附件一），并于 2011 年 5 月 12 日签署了《会议纪要》（见附加二）；

1、Whereas Party A and Party B ("the Two Parties") signed "Letter of Intent" on December 4，2010 (see annex I), and signed the "Minutes" on May 12, 2011 (see annex II).

2、乙方同意利用自身资源进行融资，融资成功后以募集资金中的一亿美元向甲方增资一亿美元，成为甲方的控股股东；

2、Whereas Party B agrees to use its own resources for financing ("the Financing"). After the Financing succeeds, Party B will replenish $100,000,000 to Party A and become the controlling shareholder of Party A.

3、乙方向甲方的现有股东共签发乙方的 5000 万股股票凭证；

3、Whereas Party B agrees to issue stock certificates of its 50,000,000 shares to the existing shareholders of Party A.

4、甲乙双方同意由甲方作为生产基地，双方共同生产 CSRV 的高性能发动机，融资费用按照甲乙双方共担的原则，甲方同意在甲乙双方签署合作协议之后向乙方支付 99 万美元作为协助乙方履行义务的相关费用（"融资经费"）。

4、Whereas Party A agrees to, as a manufacturing base, produce high-performance CSRV engine together with Party B. In accordance with cost-sharing principle, Party A agrees to pay $990,000 to Party B after the conclusion of this agreement to assist Party B to fulfill its obligation ("Financing Cost").

为使前述协议顺利履行，经平等友好协商，甲乙双方就相关事宜达成如下约定，以便共同遵守：

Now therefore, through equal and friendly consultation, the Two Parties have reached the following agreement ("this Agreement"):

第一条

**Article I**

乙方履行其在《意向书》及《会议纪要》项下的义务，将募集到资金中的一亿美元（"募集资金"）于本协议签署之日起大约 180 日内经当地外汇主管机关审批并履行相关结汇手续后全部汇入甲方指定账户，且乙方应于汇款当日向甲方的两个现有股东潍坊昊阳投资有限公司和潍坊亿达投资有限公司签发乙方的 5000 万股股票凭证，其中向潍坊昊阳投资有限公司签发 4200 万股，向潍坊亿达投资有限公司签发 800 万股。

Party B shall fulfill its obligations under the Letter of Intent and Minutes, and remit $100,000,000 of the funds raised in the Financing ("Raised Fund") to Party A's appointed account approximately 180 days after the signature of this Agreement, with the approval of local foreign exchange supervisor obtained and the formalities with respect to settlement of exchange performed.

In addition, on the remitting day, Party B shall issue stock certificates of its 50,000,000 shares to the two existing shareholders of Party A, of which 42,000,000 shares to Weifang Haoyang Investment Company and 8,000,000 shares to Weifang Yida Investment Company.

第二条

**Article II**

乙方融资所需费用，包括在中国办理相关工商、外经、评估审计等手续所需费用(在中国境内的所有费用)均由乙方支付，甲方不再承担任何费用。

The cost generated within China related to the Financing, including the expense for performing the formalities of industry and commerce, foreign economic, evaluation and auditing, shall be afforded by Party B. Party A shall not afford any such cost.

第三条

**Article III**

甲方或甲方指定的第三方自签订并收到本协议之日起七日内向乙方指定账户支付融资经费 99 万美元。

乙方指定账户为：

甲方或甲方指定的第三方在向乙方付款后，其银行支付凭据即视为甲方已付款的证明；同时，乙方应在收到甲方付款的当日向甲方开据收据。

Party A or the third party appointed by Party A shall remit $990,000 (the Financing Cost) to Party B's appointed account within 7 days after Party A's signature and receipt of this Agreement.

Party B's appointed account is:

After Party A or the third party appointed by Party A has remitted the Financing Cost to Party B, the bank credentials for the remittance shall be deemed as the evidence of payment of the Financing Cost by Party A. Party B shall issue a receipt for this payment to Party A on the day when Party B receive the Financing Cost.

第四条

**Article IV**

如乙方未能在第一条规定的期限内将募集资金汇入甲方账户和/或未能如期将 5000 万股股票支付给甲方股东，则应在甲方以包括但不限于信函、传真、邮件等方式向乙方发出催促通知之日起二十日内，一次性足额支付前款第一条规定资金及乙方的 5000 万股股票，否则，除承担千分之三/日的利息外，还须向甲方支付甲方用于 CSRV 技术前期准备的各项投入费用等。

If Party B fails to remit the Raised Fund to Party A's appointed account and/or issue the stock certificates of its 50,000,000 shares to Party A's shareholders within the period

stipulated in Article I, Party B shall remit the Raised Fund in a lump sum and issue the stock certificates of its 50,000,000 shares to Party A within 20 days after Party A issuing a notice of a call to Party B by means of (including but not limited to) letter, fax, e-mail and so on. Otherwise, in addition to bearing an interest of three-thousandths per day, Party B shall also pay Party A all kinds of input for the preliminary preparation of CSRV technology.

**第五条**

**Article V**

如乙方融资失败，则应在甲方以包括但不限于信函、传真、邮件等方式向乙方发出催款通知之日起二十日内，向甲方一次性足额返还融资经费，连同 2011 年 2 月 22 日甲方支付乙方的 1 万美元共计 100 万美元返还甲方或甲方指定的第三方。

If the Financing fails, within 20 days after Party A issuing a notice of a call to Party B by means of (including but not limited to) letter, fax, email and so on, Party B shall return to Party A or the third party appointed by Party A $1,000,000 in a lump sum, namely the Financing Cost together with the $10,000 which was paid by Party A to Party B on February 22, 2011.

**第六条**

**Article VI**

如果乙方未能在第四条和第五条规定的期限内返还第四条和第五条所述全部费用，则其还需按（千分之三/日）的罚息向甲方支付违约金。

If Party B fails to return all the costs specified in Article IV and Article V within the period stipulated in Article IV and Article V, Party B shall pay Party A liquidated damages at the interest rate of three-thousandths per day.

**第七条**

**Article VII**

《意向书》（2010 年 12 月 4 日）（附件一）、《会议纪要》（2011 年 5 月 12 日）（附件二）作为本协议不可撤销的附件，与本协议具有同等的法律效力。

Letter of Intent (December 4, 2010, Annex I), and Minutes (May 12, 2011, Annex II) are an integral part of this Agreement and are equally authentic as this Agreement.

**第八条**

**Article VIII**

甲乙双方任何一方违反其在本协议中的任何条款，即构成违约。违约方应向守约方支付全面和足额的损失赔偿，包括但不限于守约方因违约方的违约而直接或间接支付的费用或花销（包括但不限于对方因此支付的合理的诉讼费、仲裁费和律师费）。

Any party in violation of any of the terms of this Agreement constitutes a breach of contract. The defaulting party shall pay the observant party entire and full compensation of damages, including but not limited to direct or indirect costs or expenses paid by the observant party due to the defaulting party's breach of this Agreement (including but not limited to, reasonable litigation Fees, arbitration costs and attorneys' fees paid by the observant party).

第九条

**Article IX**

本协议受中国法律管辖和诠释。

This Agreement shall be governed and interpreted by the relevant laws and regulations of the People's Republic of China.

第十条

**Article X**

因执行本协议而发生纠纷的，可以由甲、乙双方协商或共同委托双方信任的第三方调解。协商、调解不成，或任何一方不愿意协商、调解的，可将有关争议提交中国国际经济贸易仲裁委员会，按该委员会的规则进行仲裁。仲裁结果是终局性的，对甲、乙双方具有约束力。

Any dispute arising from this Agreement shall be settled through friendly consultation between the Two Parties or mediation of the third party commissioned by the Two Parties. In case no settlement to disputes can be reached through friendly consultation and meditation, the disputes shall be submitted to China International Economic and Trade Arbitration Commission for arbitration under the Commission's arbitration rules in effect at the time of applying for arbitration. The arbitral award is final and binding upon the Two Parties

第十一条

**Article XI**

本协议以英文和中文书就，两种文本具有同等法律效力。但在对其解释产生异议时，

以中文文本为准。

This Agreement is made in Chinese and English, both of which are equally authentic. In case of any dispute as to the interpretation, the Chinese version shall prevail.

第十二条

**Article XII**

本协议一式两份，经甲乙双方法定代表人或授权代表签署后生效，双方各执一份，具有同等法律效力。

This Agreement is signed in two originals, both of which shall come into effect after the signing and sealing by the legal representatives or authorized representatives of the Two Parties. The Two Parties shall each keep one original, both of which are equally authentic.

Party A: S.W.T.

/s/ President
Authorized Representative

乙方：科致国际有限公司

授权代表：

日期：

Party B: Coates International, Ltd
Authorized Representative:
Date: MAY 21-2011

OFFICIAL SEAL
SHIRLEY NAIDEL
NOTARY PUBLIC - NEW JERSEY
My Comm. Expires April 12, 2016